                                                                     Exhibit 1.1




                                UNDERWRITING AGREEMENT

                                $____________________

                      WESTPAC SECURITIES ADMINISTRATION LIMITED
                               SERIES 1998-1G WST TRUST

              U.S.$ ________ Class A Mortgage Backed Floating Rate Notes U.S.$ ________ Class B Mortgage Backed Floating Rate Notes



                                UNDERWRITING AGREEMENT
                                ----------------------

                                        June __, 1998


J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
As Representatives of the
  Several Underwriters Listed
  in Schedule I
c/o J.P. Morgan Securities Inc.
60 Wall Street
New York, New York 10260-0060

Ladies and Gentlemen:

     Westpac Securities Administration Limited, a limited liability public company under the Corporations Law of New South Wales, Australia in its capacity as trustee of the Series 1998-1G WST Trust (the "Issuer Trustee") proposes to sell to the several Underwriters listed in Schedule I hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), $___________ principal amount of Class A Mortgage Backed Floating Rate Notes (the "Class A Notes") and $________ principal amount of Class B Mortgage Backed Floating Rate Notes (the "Class B Notes" and together with the Class A Notes, the "Notes") issued by the Series 1998-1G WST Trust (the "Trust"). Each Note will be secured by the assets of the Trust. The assets of the Trust include, among other things, a pool of variable and fixed rate residential housing loans (the "Housing Loans") originated or acquired by Westpac Banking Corporation ("Westpac") including all monies at any time paid or payable thereon or in respect thereof from, on and after _______________ (the "Cut-Off Date") with respect to payments of principal and after the Closing Date (as defined herein) with respect to payments of interest, rights under certain insurance policies with respect to the Housing Loans, the Collections Account and the rights of the Issuer Trustee under the Basic Documents. The Series 1998-1G WST Trust will be created pursuant to the Master Trust Deed, dated February 14, 1997 (the "Master Trust Deed") and a series notice, to be



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dated ________ (the "Series Notice"), each between the Issuer Trustee and
Westpac Securitization Management Pty Limited (the "Trust Manager"), which sets forth specific provisions regarding the Trust and details the provisions of the Notes. The Note Trust Deed, dated June ___, 1998 (the "Note Trust Deed") by and among the Issuer Trustee, the Trust Manager and Morgan Guaranty Trust Company of New York (the "Note Trustee") provides for the issuance and registration of the Notes in accordance with the terms and conditions attached thereto. Payments in respect of the Class B Notes are, to the extent specified in the Note Trust Deed, subordinated to the rights of the holders of the Class A Notes. The Mortgage Company Pty Limited will act as servicer (the "Servicer") of the Housing Loans. The Trust Manager and Westpac are each a "Westpac Party" and collectively are referred to herein as the "Westpac Parties."

     The Trust Manager has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement, including a prospectus, relating to the Notes. The registration statement as amended at the time when it became effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including in each case information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is referred to in this Agreement as the "Registration Statement", and the prospectus in the form first used to confirm sales of Notes is referred to in this Agreement as the "Prospectus".

     When used in this Agreement, "Basic Documents" shall mean the Master Trust Deed, the Series Notice, the Servicing Agreement, the Notes, the Security Trust Deed, the Note Trust Deed, the Swap Agreements and the Agency Agreement and any other contract, agreement or instrument which is or is to be entered into by any of the Westpac Parties or the Issuer Trustee on the Closing Date or otherwise in connection with any of the foregoing or this Agreement. To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Prospectus.

     In this Agreement, a reference to the Issuer Trustee is a reference to the Issuer Trustee in its capacity as trustee of the Series 1998-1G WST Trust only, and in no other capacity. Any reference to the assets, business, property or undertaking of the Issuer Trustee is a reference to the Issuer Trustee in that capacity only.

     The Westpac Parties and the Issuer Trustee hereby agree with the Underwriters as follows:

     1. PURCHASE AND SALE. The Issuer Trustee, at the direction of the Trust Manager, agrees to sell the Notes to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly,


                                          2
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from the Issuer Trustee the respective principal amount of Notes set forth opposite such Underwriter's name in Schedule I hereto at a price equal to ___% of the principal amount of the Class A Notes plus accrued interest, if any, on the principal amount thereof at the Interest Rate of the Class A Notes from ______________, 1998 to the Closing Date and __% of the principal amount of the Class B Notes plus accrued interest, if any, on the principal amount thereof at the Interest Rate of the Class B Notes from ___________, 1998 to the Closing Date.

     2. OFFERING. The Westpac Parties and the Issuer Trustee understand that the Underwriters intend (i) to make a public offering of their respective portions of the Notes as soon after (A) the Registration Statement has become effective and (B) the parties hereto have executed and delivered this Agreement as in the judgment of the Representatives is advisable and (ii) initially to offer the Notes upon the terms set forth in the Prospectus.

     3. DELIVERY AND PAYMENT. Payment for the Notes shall be made by wire transfer in immediately available funds to the account specified by the Issuer Trustee to the Representatives no later than noon the Business Day (as defined below) prior to the Closing Date (as defined below), at 10:00 a.m., New York City time on June __, 1998, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representatives and the Trust Manager may agree upon in writing. The time and date of such payment are referred to herein as the "Closing Date". As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

     Payment for the Notes shall be made against delivery to the nominee of The Depository Trust Company ("DTC") for the account of the Representatives [for the respective accounts of the several Underwriters] of one or more book-entry notes (the "Book-Entry Notes") representing the Notes, with any transfer taxes payable in connection with the transfer to the Underwriters of the Notes duly paid by the Trust Manager. The Book-Entry Notes will be made available for inspection by the Representatives at the office of [the Note Trustee, address] [J.P. Morgan Securities Inc. at the address set forth above] not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

     4. REPRESENTATIONS AND WARRANTIES OF THE WESTPAC PARTIES AND THE ISSUER TRUSTEE.

I.  The Issuer Trustee represents and warrants to each Underwriter that:

          (a) since ____________ there has been no material adverse change or any development involving a prospective material adverse change in the condition (financial or otherwise) of the Issuer Trustee and its material subsidiaries except as disclosed in the Prospectus, which is material in the context of the Issuer Trustee performing its obligations and duties under the Notes and each Basic Document to which it is or is to be a party;


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          (b)  the Issuer Trustee is a corporation duly incorporated and existing under the laws of New South Wales; it is lawfully qualified and holds all Authorizations (as defined in the Master Trust Deed) necessary to carry on its business as described in the Prospectus and to issue the Notes and to act as required by each Basic Document to which it is or is to be a party and by law to comply with the requirements of any legislation and subordinate legislation (including, without limitation and to the extent relevant, any Consumer Credit Legislation (as defined in the Master Trust
     Deed) and no other thing is required to be done (including without limitation the making of any filing or registration) in order to issue the Notes or to execute and act as required by each Basic Document to which it is to be a party;

          (c) this Agreement has been duly authorized, executed and delivered by the Issuer Trustee;

          (d) the Notes have been duly authorized, and, when issued, delivered and paid for pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Issuer Trustee, entitled to the benefits provided by the Note Trust Deed and the Security Trust Deed, subject to general principles affecting creditors rights and general principles of equity. The Basic Documents have been duly authorized, and, when executed and delivered by the Issuer Trustee and, in the case of the Basic Documents, the other parties thereto, each of the Basic Documents will constitute a legal, valid and binding obligation of the Issuer Trustee, enforceable against the Issuer Trustee in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles;

          (e) the Issuer Trustee is not, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, its Articles of Association or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents; the issue and sale of the Notes and the performance by the Issuer Trustee of all of the provisions of its obligations under the Notes, the Basic Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer Trustee is a party or by which the Issuer Trustee is bound or to which any of the property or assets of the Trust is subject, nor will any such action result in any violation of the provisions of the Articles of Association of the Issuer Trustee or any applicable law or statute or any order, rule or regulation of any court or governmental agency or


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     body having jurisdiction over the Issuer Trustee, or any of its properties;
     and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Issuer Trustee of the transactions contemplated by this Agreement or the Basic Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act, the Trust Indenture Act and as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Notes by the Underwriters;

          (f) other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Issuer Trustee, threatened against or affecting the Issuer Trustee or the Trust or, to which the Issuer Trustee is or may be a party or to which the Issuer Trustee or any property of the Issuer Trustee is or may be the subject, (i) asserting the invalidity of this Agreement or of any of the Basic Documents in relation to the Issuer Trustee, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents by the Issuer Trustee, (iii) that may adversely affect the federal or state income, excise, franchise or similar tax attributes of the Notes, (iv) that could materially and adversely affect the performance of the Issuer Trustee of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents by the Issuer Trustee or (v) which could individually or in the aggregate reasonably be expected to have a material adverse effect on the interests of the holders of the Notes or the marketability of the Notes;

          (g) the representations and warranties of the Issuer Trustee contained in the Basic Documents are true and correct in all material respects;

          (h) Coopers & Lybrand L.L.P. are independent public accountants with respect to the Issuer Trustee within the meaning of the Securities Act;

          (i) to the Issuer Trustee's knowledge, no event has occurred which would entitle the Trust Manager to direct the Issuer Trustee to retire as trustee of the Trust under clause 24 of the Master Trust Deed;

          (j) the Prospectus complies with the Listing Rules of the London Stock Exchange Limited (the "London Stock Exchange"), and any preliminary prospectus and Prospectus (in the case of the Prospectus, as of the date hereof and in the case of any preliminary prospectus, as of its date) (i) contains all the information required by section 146 of the Financial Services Act; and (ii) in the context of the issue of the Notes, is accurate in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the information therein, in the light of the circumstances under which it is given, not misleading and all reasonable enquiries have been made to ascertain the accuracy of all such information.

          (k) the Issuer Trustee has not taken any corporate action nor (to the best of its knowledge and belief) have any other steps been taken or legal proceedings been started or threatened against the Issuer Trustee for its winding-up, dissolution or reorganization or for the appointment of a receiver, receiver and manager, administrator, provisional liquidator or similar officer of it or of any or all of its assets;

          (l) subject to compliance with Section 128F of the Income Tax Assessment Act (1936) (the "Tax Act"), no stamp or other duty is assessable or payable in, and no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the Commonwealth of Australia or any sub-division of or authority therein or thereof having power to tax in such jurisdiction, in connection with the authorization, execution or delivery of the agreements to which it is to be a party or with the authorization, execution, issue, sale or delivery of the Notes and the performance of the Issuer Trustee's obligations under the agreements to which it is to be a party and the Notes;

          (m) the Notes and the obligations of the Trust Manager under the Note Trust Deed will be secured (pursuant to the Security Trust Deed) by a first floating charge over Mortgages (which expression in this agreement has the meaning given to it in the Sale Notice) having an aggregate principal amount (including, where applicable, the amount of any further advances made prior to the Closing Date) at the time of the issue of the Notes of
     not less than US$[        ] (on the basis of the exchange rate for A$
     against US$ applicable under the Currency Swap Agreement) together with all relative rights and interests; and

          (n) no event has occurred or circumstances arisen which, had the Notes already been issued, would (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute an event described under "Events of Default; Rights Upon Events of Default" in the Prospectus.


II.  The Trust Manager represents and warrants to each Underwriter that:

          (a) no order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Trust Manager in writing by such Underwriter through the Representatives expressly for use therein;

          (b) the Registration Statement has been declared effective under the Securities Act by the Commission; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Trust Manager, threatened by the Commission; and the Registration Statement and Prospectus (as amended or supplemented if the Trust Manager shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Trust Indenture Act") and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, at the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) of the Note Trustee under the Trust Indenture Act, and (ii) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Trust Manager in writing by such Underwriter through the Representatives expressly for use therein;

          (c) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Trust Manager, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

          (d) the Trust Manager is a corporation duly incorporated and validly existing under the Corporations Law of the Commonwealth of Australia, the Trust Manager has the power and authority (corporate and other) to own its properties and


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     conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Basic Documents to which it is a party and carry out the transactions contemplated by such Basic Documents; the Trust Manager has been duly qualified or licensed for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification or licensing, other than where the failure to be so qualified or licensed or in good standing would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents;

          (e) this Agreement has been duly authorized, executed and delivered by the Trust Manager;

          (f) the Basic Documents have been duly authorized, and upon effectiveness of the Registration Statement, the Note Trust Deed will have been duly qualified under the Trust Indenture Act and, when executed and delivered by the Trust Manager and, in the case of the Basic Documents, the other parties thereto, each of the Basic Documents will constitute a legal, valid and binding obligation of the Trust Manager, enforceable against the Trust Manager in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles; and the Notes and the Basic Documents each will conform to the descriptions thereof in the Prospectus;

          (g) the Trust Manager is not, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, its Articles and Memorandum of Association or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents; the issue and sale of the Notes and the performance by the Issuer Trustee of all of the provisions of its obligations under the Notes, the Basic Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Trust Manager is a party or by which the Trust Manager is bound or to which any of the property or assets of the Trust Manager is subject, nor will any such action result in any violation of the provisions of the Articles and Memorandum of Association of the Trust Manager or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust Manager, or any of its properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Trust Manager of the transactions contemplated by this Agreement or the Basic Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act, the Trust Indenture Act and as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Notes by the Underwriters;

          (h) other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Trust Manager, threatened against or affecting the Trust Manager or its properties or, to which the Trust Manager is or may be a party or to which the Issuer Trustee or any property of the Trust Manager is or may be the subject, (i) asserting the invalidity of this Agreement or of any of the Basic Documents, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (iii) that may adversely affect the federal or state income, excise, franchise or similar tax attributes of the Notes, (iv) that could materially and adversely affect the performance of the Trust Manager of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents or (v) which could individually or in the aggregate reasonably be expected to have a material adverse effect on the interests of the holders of the Notes or the marketability of the Notes; and there are no statutes, regulations, contracts or other documents that are required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

          (i) the representations and warranties of the Trust Manager contained in the Basic Documents are true and correct in all material respects;

          (j) Coopers & Lybrand L.L.P. are independent public accountants with respect to the Trust Manager within the meaning of the Securities Act;

          (k) the Trust Manager owns, possesses or has obtained all Authorizations (as defined in the Master Trust Deed), licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own the Housing Loans and to perform its obligations under this Agreement and the Basic Documents, and the Trust Manager has not received any actual notice of any proceeding relating to revocation or modification of any such Authorization, license, permit, certificate, consent, order, approval or other authorization; and the Trust Manager is in compliance with all laws and regulations necessary for the performance of its obligations under this Agreement and the Basic Documents;

          (l) no event has occurred which would entitle the Trust Manager to direct the Issuer Trustee to retire as trustee of the Trust under clause 24 of the Master Trust Deed;

          (m) the Prospectus complies with the Listing Rules of the London Stock Exchange Limited (the "London Stock Exchange"), and any preliminary prospectus and Prospectus (in the case of the Prospectus, as of the date hereof and in the case of any preliminary prospectus, as of its date) contains all the information required by section 146 of the Financial Services Act;

          (n) the Trust Manager has not taken any corporate action nor (to the best of its knowledge and belief) have any other steps been taken or legal proceedings been started or threatened against the Trust Manager for its winding-up, dissolution or reorganization or for the appointment of a receiver, receiver and manager, administrator, provisional liquidator or similar officer of it or of any or all of its assets;

          (o) subject to compliance with Section 128F of the Income Tax Assessment Act (1936), no stamp or other duty is assessable or payable in, and no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the Commonwealth of Australia or any sub-division of or authority therein or thereof having power to tax in such jurisdiction, in connection with the authorization, execution or delivery of the agreements to which it is to be a party or with the authorization, execution, issue, sale or delivery of the Notes and the performance of the Trust Manager's obligations under the agreements to which it is to be a party and the Notes;

          (p) the Notes and the obligations of the Trust Manager under the Note Trust Deed will be secured (pursuant to the Security Trust Deed) by a first floating charge over Mortgages (which expression in this agreement has the meaning given to it in the Sale Notice) having an aggregate principal amount (including, where applicable, the amount of any further advances made prior to the Closing Date) at the time of the issue of the Notes of
     not less than US$[        ] (on the basis of the exchange rate for A$
     against US$ applicable under the Currency Swap Agreement) together with all relative rights and interests; and

          (q) no event has occurred or circumstances arisen which, had the Notes already been issued, would (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute an event described under "Events of Default; Rights Upon Events of Default" in the Prospectus.

III.  Westpac represents and warrants to each Underwriter that:

          (a) Westpac is a corporation organized under the laws of New South Wales;

          (b) this Agreement has been duly authorized, executed and delivered by Westpac;

          (c) the representations and warranties of Westpac contained in the Basic Documents are true and correct in all material respects;

          (d) since ___________ there has been no material adverse change or any development involving a prospective material adverse change in the condition (financial or otherwise) of Westpac or the Westpac Group; and

          (e) Westpac has good and marketable title to the Housing Loans free and clear of all liens, encumbrances and defects, except such as are described or referred to in the Prospectus, and by assignment and delivery of each of the Housing Loans to the Trust as of the Closing Date, the Trust Manager will transfer title in the Housing Loans to the Trust, subject to no prior lien, mortgage, security interest, pledge, adverse claim, change or encumbrance;

     5.   COVENANTS AND AGREEMENTS.   (I)  The Trust Manager covenants and
agrees with each of the several Underwriters as follows:

          (a) to use its best efforts to cause the Registration Statement to become effective at the earliest possible time and, if required, to file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act, and to furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request;

          (b) to deliver, at the expense of the Trust Manager, to the Representatives and to Brown & Wood LLP, counsel to the Underwriters, signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits, and to each other Underwriter a conformed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case without exhibits and, during the period mentioned in paragraph (e) below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) as the Representatives may reasonably request;

          (c) before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time the Registration

     Statement becomes effective, to furnish to the Representatives a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Representatives reasonably object;

          (d) to advise the Representatives promptly, and to confirm such advice in writing, (i) when the Registration Statement has become effective, (ii) when any amendment to the Registration Statement has been filed or becomes effective, (iii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed and to furnish the Representatives with copies thereof, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose, (vi) of the occurrence of any event, within the period referenced in paragraph (e) below, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, and (vii) of the receipt by the Trust Manager of any notification with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any order suspending any such qualification of the Notes, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof;

          (e) if, during such period of time after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters a prospectus relating to the Notes is required by law to be delivered in connection with sales by an Underwriter or a dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Trust Manager, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Trust Manager) to which Notes may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

          (f) to endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Notes; PROVIDED that the Trust Manager shall not be required to file a general consent to service of process in any jurisdiction;

          (g) to make generally available to the holders of the Notes and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Trust occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

          (h) so long as the Notes are outstanding, to furnish to the Representatives (i) copies of each certificate, the annual statements of compliance and the annual independent certified public accountant's servicing reports furnished to the Trustee pursuant to the Basic Documents by first class mail as soon as practicable after such statements and reports are furnished to the Trustee, (ii) copies of each amendment to any of the Basic Documents, (iii) on each Determination Date or as soon thereafter as practicable, notice by telex or facsimile to the Representatives of the Bond Factor as of the related Record Date, (iv) copies of all reports or other communications (financial or other) furnished to holders of the Notes, and copies of any reports and financial statements furnished to or filed with the Commission, any governmental or regulatory authority or any national securities exchange, and (v) from time to time such other information concerning the Trust or the Trust Manager as the Representatives may reasonably request;

          (i) to the extent, if any, that the ratings provided with respect to the Notes by the Rating Agencies are conditional upon the furnishing of documents or the taking of any other action by the Trust Manager, the Trust Manager shall use its best efforts to furnish such documents and take any other such action;


          (j) to list the Notes on the London Stock Exchange and to use its best efforts to maintain such listing for as long as any of the Notes are outstanding; provided, however, if such listing becomes impossible, each of the Issuer Trustee and the Trust Manager will use their best efforts to obtain, and will thereafter use its best efforts to maintain a quotation for, or listing of, the Notes on such other exchange as is commonly used for the quotation or listing of debt securities as they may, with the approval of the Representatives, decide;

          (k) to furnish from time to time copies of the Prospectus and any and all documents, instruments, information and undertakings (in addition to any already published or lodged with the London Stock Exchange) and publish all advertisements or other material and to comply with any other requirements of the London Stock Exchange that may be necessary in order to effect and maintain such listing;

          (l) to assist the Representatives to make arrangements with DTC, Euroclear and Cedel Bank concerning the issue of the Notes and related matters;

          (m) to not take, or cause to be taken, any action and will not knowingly permit any action to be taken which it knows or has reason to believe would result in the Class A Notes or the Class B Notes not being assigned the respective ratings referred to in Section 6(q) below; and

          (n) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, all fees, costs and expenses incident to the performance of its obligations hereunder, shall be paid as set forth in a letter among the Trust Manager and the Representatives.

          (II) The Issuer Trustee covenants and agrees with each of the several Underwriters as follows:

          (a) to use the net proceeds received by the Issuer Trustee from the sale of the Notes pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

          (b) the Issuer Trustee will notify the Representatives promptly after it becomes actually aware of any matter which would make any of its representations, warranties, agreements and indemnities herein untrue if given at any time prior to payment being made to the Issuer Trustee on the Closing Date and take such steps as may be reasonably requested by the Representatives to remedy and/or publicize the same;

          (c) the Issuer Trustee will pay any stamp duty or other issue, transaction, value added or similar tax, fee or duty (including court fees) in relation to the execution of, or any transaction carried out pursuant to, the Agreements or in connection with the issue and distribution of the Notes or the enforcement or delivery of this Agreement;

          (d) the Issuer Trustee will use all reasonable endeavors to procure satisfaction on or before the Closing Date of the conditions referred to in
     Section 6 below and, in particular (i) the Issuer Trustee shall execute those of the Basic Documents not executed on the date hereof on or before the Closing Date, and (ii) the Issuer Trustee will assist the Representatives to make arrangements with DTC, Euroclear and Cedel Bank concerning the issue of the Notes and related matters;

          (e) the Issuer Trustee will procure that the charges created by or contained in the Security Trust Deed are registered within all applicable time limits in all appropriate registers;

          (f) the Issuer Trustee will perform all its obligations under each of the Basic Documents to which it is a party which are required to be performed prior to or simultaneously with closing on the Closing Date;

          (g) the Issuer Trustee will not take, or cause to be taken, any action and will not knowingly permit any action to be taken which it knows or has reason to believe would result in the Class A Notes or the Class B Notes not being assigned the respective ratings referred to in Section 6(q) below; and

          (h) the Issuer Trustee will not prior to or on the Closing Date amend the terms of any Basic Document nor execute any of the Basic Documents other than in the agreed form without the consent of the Underwriters.

          6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The several obligations of the Underwriters hereunder are subject to the performance by the Westpac Parties and the Issuer Trustee of their obligations hereunder and to the following additional conditions:

          (a) the Registration Statement shall have become effective, or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective, not later than 5:00 P.M., New York City time, on the date hereof; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with
     Section 5(a) hereof; and all requests for additional information shall have been complied with to the satisfaction of the Representatives;

          (b) the representations and warranties of the Westpac Parties and the Issuer Trustee contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and the representations and warranties of the Westpac Parties in the Basic Documents will be true and correct on the Closing Date; and each Westpac Party and the Issuer Trustee shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder and under the Basic Documents at or prior to the Closing Date;

          (c) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by each Westpac Party by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

          (d) since the respective dates as of which information is given in the Prospectus there shall not have been any material adverse change or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of each Westpac Party, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the Closing Date on the terms and in the manner contemplated in the Prospectus;

          (e) the Representatives shall have received on and as of the Closing Date a certificate of an executive officer of each Westpac Party, with specific knowledge about financial matters of such Westpac Party, satisfactory to the Representatives to the effect set forth in subsections [(a) through (d)] of this Section;

          (f) Allen Allen & Hemsley, Australian counsel for Westpac, the Trust Manager and the Servicer, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (g) Allen Allen & Hemsley, Australian tax counsel for Westpac, the Trust Manager and the Servicer, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (h) on the date hereof and also on the Closing Date, Coopers & Lybrand L.L.P. shall have furnished to you letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;


          (i) the Representatives shall have received on and as of the Closing Date an opinion of Brown & Wood LLP, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (j) Mayer Brown & Platt, United States counsel for Westpac, the Issuer Trustee and the Trust Manager, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (k) Mayer Brown & Platt, United States federal income tax counsel for Westpac, the Issuer Trustee and the Trust Manager, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance satisfactory to the Representatives:

          (l) Mallesons Stephen Jaques, counsel for the Issuer Trustee, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (m) Brown & Wood, London, counsel for the Note Trustee, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (n) Counsel to the Interest Rate Swap and Currency Swap Provider shall have furnished to the Representatives their written opinion and substance satisfactory to the Representatives;

          (o) the Representative shall have received a letter or letters from each counsel delivering any written opinion to any Rating Agency in connection with the transaction described herein which is not otherwise described in this Agreement allowing the Representative to rely on such opinion as if it were addressed to the Representative;

          (p) at the Closing Date, the Class A Notes shall have been rated "AAA" by Standard & Poor's Ratings Services, A Division of The McGraw-Hill Companies, Inc. ("Standard and Poor's) and Fitch IBCA, Inc. ("Fitch") and "Aaa" by Moody's Investors Service, Inc. ("Moody's" and together with Standard and Poor's and Fitch, the "Rating Agencies") and the Class B Notes shall have been rated "AA-" by Standard and Poor's and Fitch, as evidenced by letters from the Rating Agencies;

          (q) the execution and delivery by all parties thereto of the Basic Documents on or prior to the Closing Date;

          (r) the London Stock Exchange shall have agreed on or prior to the Closing Date to list the Notes; and

          (s) on or prior to the Closing Date the Westpac Parties and the Issuer Trustee shall have furnished to the Representatives such further certificates and documents as the Representatives shall reasonably request.

     7. (a) INDEMNIFICATION AND CONTRIBUTION. Each of Westpac and the Trust Manager, jointly and severally, agrees to indemnify and hold harmless each Underwriter,each affiliate of an Underwriter which assists such Underwriter in the distribution of the Securities, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Trust Manager shall have furnished any amendments or supplements thereto) (other than to the extent any losses, claims, damages or liabilities arise as a result of any information under the heading "Prepayment and Yield Considerations"), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except (i) insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Trust Manager in writing by such Underwriter through the Representatives expressly for use therein or (ii) that such indemnity with respect to the Prospectus shall not inure to the benefit of any Underwriter (or any person controlling any Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Offered Notes which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Offered Notes to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented);

     (b) To the extent that any payment of damages by Westpac pursuant to subsection 7(a) above is determined to be a payment of damages pursuant to "Funds Management and Securitisation Prudential Statement C2" such payment shall be subject to the terms of Section 89 therein.

     (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Trust Manager, its directors, its officers who sign the Registration Statement, the Issuer Trustee and Westpac and each person who controls any of the Westpac Parties or the Issuer Trustee within the meaning of
Section 15 of the Securities Act and Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Westpac Parties or the Issuer Trustee to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Trust Manager in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto.

     (d) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to Subsections
(a) or (b) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Notes, and such control persons of Underwriters shall be designated in writing by the Representatives and any such separate firm for the Trust Manager, its directors, its officers who sign the Registration Statement, the Issuer Trustee and Westpac and such control persons of any of the Westpac Parties or the Issuer Trustee shall be designated in writing by the Trust Manager. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this subsection (c), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

     (e) If the indemnification provided for in subsections (a) or (b) above is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such subsection, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Westpac Parties and the Issuer Trustee on the one hand and the Underwriters on the other hand from the offering of the Notes and also the relative fault of the Westpac Parties and the Issuer Trustee on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Westpac Parties and the Issuer Trustee on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Westpac Parties and the Issuer Trustee and the total underwriting discounts and the commissions received by the Underwriters bear to the aggregate public offering price of the Notes. The relative fault of the Westpac Parties and the Issuer Trustee on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Westpac Parties or the Issuer Trustee or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Westpac Parties, the Issuer Trustee and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in this subsection (d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Notes set forth opposite their names in Schedule I hereto, and not joint.

     The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (f) The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Westpac Parties or the Issuer Trustee set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Westpac Parties or the Issuer Trustee, its officers or directors or any other person controlling the Westpac Parties or the Issuer Trustee and (iii) acceptance of and payment for any of the Notes.

     8. TERMINATION. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Representatives, by notice given to the Trust Manager, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, (ii) trading of any securities of or guaranteed by any of the Westpac Parties or the Issuer Trustee shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York, Sydney, Australia or London, England shall have been declared by either Federal or New York or related authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, in the judgment of the Representatives, makes it impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus.

     9. EFFECTIVENESS OF AGREEMENT; DEFAULT OF UNDERWRITERS. This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment) by the Commission.

     If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Notes set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Notes which such defaulting Underwriter or

Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the principal amount of Notes that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Notes without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representatives and the Trust Manager for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Trust Manager. In any such case either you or the Trust Manager shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     10. EXPENSES UPON TERMINATION. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Westpac Parties or the Issuer Trustee to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any of the Westpac Parties or the Issuer Trustee shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, Westpac agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     11. SELLING RESTRICTIONS. (a) No prospectus in relation to the Notes has been lodged with, or registered by, the Australian Securities Commission or the Australian Stock Exchange Limited. Each Underwriter represents and agrees that in connection with the initial distribution of the Notes:

          (i) it has not (directly or indirectly) offered for subscription or purchase or issued invitations to subscribe for or buy nor has it sold, the Notes,

          (ii) will not (directly or indirectly) offer for subscription or purchase or issue invitations to subscribe for or buy nor will it sell the Notes, and

          (iii) has not distributed and will not distribute any prospectus, or any advertisement or other offering material in the Commonwealth of Australia, its territories or possessions ("Australia") or to any person who is actually known by the Underwriter (without an obligation on the Underwriter to make any inquiry) to be a resident of Australia for the purposes of section 128F of the Income Tax Assessment Act 1936 of Australia (the "Tax Act") or to any associates of Westpac identified on Annex A hereto or as otherwise notified in writing by Westpac to the Underwriters from time to time.

     (b) Each Underwriter (severally, not jointly) undertakes that the issue of Offered Notes governed by this Agreement resulted from:

          (a) an offer by such Underwriter within 30 days of issue to any person as a result of negotiations being initiated in electronic form (specifying the particular electronic screen or service), the Prospectus or in such other form as may be applicable, being a form that is used by the financial markets for dealing in securities; or

          (b) its offer of the Notes for sale within 30 days of issue to at least 10 persons who are in the business of providing finance or investing or dealing in securities in financial markets each of whom was not known to be an associate of any of the others (within the meaning of section 128F of the Tax Act), and in either case it has announced on behalf of the Issuer Trustee in relation to the offer that Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") or Cedel Bank SOCIETE ANONYME ("Cedel Bank") will confer rights in the Notes under Book-Entry Notes. Each Underwriter will provide the Issuer Trustee (within five Business Day of the offer of Notes by it) a written statement which sets out details of the relevant offer.

          Each Underwriter (severally, not jointly) agrees to co-operate with reasonable requests from the Issuer Trustee for information for the purposes of assisting the Issuer Trustee to demonstrate that the public offer test under section 128F of the Tax Act has been satisfied, provided that no Underwriter shall be obliged to disclose the identity of the purchaser of any Note or any information from which such identity might/would be capable of being ascertained, or any information the disclosure of which would be contrary to or prohibited by any relevant law, regulation or directive.

     (c) Each Underwriter acknowledges that no representation is made by the Issuer Trustee or any Underwriter that any action has been or will be taken in any jurisdiction by the Issuer Trustee or any Underwriter that would permit a public offering of the Notes, or possession or distribution of the Prospectus or any other offering material, in any country or jurisdiction where action for that purpose is required. Each Underwriter will comply with all applicable securities law and regulations in each jurisdiction in which it purchases, offers, sell or delivers Notes or has in its possession or distributes the Prospectus or any other offering material, in all cases at its own expense.


     12. CERTAIN MATTERS RELATING TO THE ISSUER TRUSTEE. The Issuer Trustee enters into this Agreement only in its capacity as trustee of the Trust and in no other capacity. A liability arising under or in connection with this Agreement or the Trust can be enforced against the Issuer Trustee only to the extent to which it can be satisfied out of assets of the Trust out of which the Issuer Trustee is actually indemnified for such liability. This limitation of the Issuer Trustee's liability applies despite any other provisions of this Agreement and extends to all liabilities and obligations of the Issuer Trustee in any way connected with any representation, warranty, conduct, omission, agreement or Transaction related to this Agreement or the Trust.

     The parties other than the Issuer Trustee may not sue the Issuer Trustee in any capacity other than as trustee of the Trust or seek the appointment of a receiver (except under the Security Trust Deed) or a liquidator, an administrator or any other similar person to the Issuer Trustee or prove in any liquidation, administration or arrangements of or affecting the Issuer Trustee.

     The provisions of this clause 12 shall not apply to any obligation or liability of the Issuer Trustee to the extent that it is not satisfied because under the Master Trust Deed or by operation of law there is a reduction in the extent of the Issuer Trustee's indemnification out of the assets of the Trust as a result of the Issuer Trustee's fraud, negligence or breach of trust.

     It is acknowledged that the Trust Manager, the Servicer, the Currency Swap Providers, the Note Trustee, the Principal Paying Agent, the other Paying Agents and the Agent Bank (each, a "Relevant Party") are responsible under the Transaction Documents (as defined in the Master Trust Deed) for performing a variety of obligations relating to the Trust. No act or omission of the Issuer Trustee (including any related failure to satisfy its obligations under the Transaction Documents) will be considered fraud, negligence or breach of trust of the Issuer Trustee for the purpose of this Agreement to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party or any other person who provides services in respect of the Trust (other than a person who has been delegated or appointed by the Issuer Trustee and for whom the Issuer Trustee is responsible under the relevant Transaction Document, but excluding any Relevant Party) to fulfil its obligations relating to the Trust or by any other act or omission of a Relevant Party or by any other person who provides services in respect of the Issuer Trustee (other than a person who has been delegated or appointed by the Issuer Trustee and for whom the Issuer Trustee is responsible under the Transaction Documents, but excluding any Relevant Party).

     13. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Westpac Parties, the Issuer Trustee, the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Notes, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     14. ACTIONS BY REPRESENTATIVES; NOTICES. Any action by the Underwriters hereunder may be taken by the Representatives jointly or by J.P. Morgan Securities Inc. alone on behalf of the Underwriters, and any such action taken by the Representatives jointly or by J.P. Morgan Securities Inc. alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to [the Representatives c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10060-0060 (Facsimile No.: (212) 648-5909); Attention: Syndicate Desk. Notices to the Trust Manager shall be given to it at _____________, ____________, ________________, (Facsimile No.:
_______________; Attention: ________________, to the Issuer Trustee shall be given to it at _______________, ________________, _______________, (Facsimile
No.: ______________; Attention: ______________ and to Westpac shall be given to it at _________________, ______________, _______________, (Facsimile No:
_____________).

     15. COUNTERPARTS: APPLICABLE LAW. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

     If the foregoing is in accordance with your understanding, please sign and return the enclosed counterparts hereof.


                                   Very truly yours,

                                   WESTPAC SECURITIZATION
                                   MANAGEMENT PTY LIMITED


                                   By:
                                      -----------------------------------
                                      Name:
                                      Title:


                                   WESTPAC SECURITIES ADMINISTRATION
                                   LIMITED


                                   By:
                                      -----------------------------------
                                      Name:
                                      Title:

                                   WESTPAC BANKING CORPORATION


                                   By:
                                      -----------------------------------
                                      Name:
                                      Title:

Accepted: May __, 1998

J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated

Acting severally on behalf
 of themselves and the
 several Underwriters
 listed in Schedule I hereto.


J.P. MORGAN SECURITIES INC.


By:
   ---------------------------
   Name:
   Title:


MORGAN STANLEY & CO. INCORPORATED


By:
   ---------------------------
   Name:
   Title:

                                      SCHEDULE I



                                                   PRINCIPAL AMOUNT OF
                                                  NOTES TO BE PURCHASED
                                                  ---------------------


Underwriter
-----------

J.P. Morgan Securities Inc.  ..................
Morgan Stanley & Co. Incorporated  ............
Westpac Banking Corporation  ..................
Deutsche Morgan Grenfell Inc.  ................
Merrill Lynch, Pierce, Fenner and Smith
            Incorporated  .....................

          Total  ..............................
                                                       ==============










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